Press Release

Excelerate Energy Announces First Quarter 2023 Results

The Woodlands, TX, May 10, 2023 – Excelerate Energy, Inc. (NYSE: EE) (the “Company” or “Excelerate”) today reported its financial results for the first quarter ended March 31, 2023.

RECENT Highlights

•
Reported Net Income of $30.7 million for the first quarter
•
Reported Adjusted Net Income of $32.7 million for the first quarter
•
Reported Adjusted EBITDA of $79.9 million for the first quarter
•
Commenced time charter with the Federal Republic of Germany for the FSRU Excelsior in February 2023
•
Closed on an amended and restated $600 million senior secured credit facility in March 2023
•
Completed purchase of the FSRU Sequoia for $265 million in April 2023
•
Commenced seasonal regasification services at the Bahia Blanca GasPort in Argentina in May 2023
•
Declared a quarterly dividend of $0.025 per share, payable on June 8, 2023

CEO Comment

“Excelerate Energy’s first quarter financial results continue to demonstrate the strength of our diversified business model and our proven track record of leveraging our integrated FSRU fleet to provide critical LNG services to customers across our global footprint,” said President and Chief Executive Officer Steven Kobos. “The ongoing contribution from our stable regasification business was complemented by another quarter of earnings overperformance from our gas sales contracts in Brazil. This strong start to the year represents an important step toward meeting the financial guidance we outlined in March.

Also during the quarter, we closed on a $600 million amended and restated senior secured credit facility. This facility enhances our financial flexibility and will support our future growth and development initiatives. More recently, we completed the purchase of the FSRU Sequoia for $265 million. This transaction cemented the Sequoia as an integral part of both our FSRU fleet and our growth strategy over the long term. Together, these transactions improved our financial strength and have positioned us well to pursue new commercial opportunities.”

FIRST Quarter 2023 Financial REsults

	For the three months ended
	March 31,	December 31,	March 31,
(in millions, except per share amounts)	2023	2022	2022
Revenues	$211.1	$455.1	$591.7
Operating Income	$49.6	$58.4	$39.1
Net Income	$30.7	$33.9	$12.8
Adjusted Net Income (1)	$32.7	$34.1	$15.6
Adjusted EBITDA (1)	$79.9	$89.4	$62.7
Earnings Per Share (diluted)	$0.26	$0.25	$—

(1) See the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure in the section titled "Non-GAAP Reconciliation" below.

Net Income and Adjusted EBITDA for the first quarter of 2023 increased over the prior year first quarter primarily due to higher margins earned on gas sales contracts in Brazil along with gas sales into Finland and higher FSRU and terminal services revenue from the Finland and Germany charters.

Net Income and Adjusted EBITDA decreased sequentially from last quarter primarily due to a scheduled dry dock for the FSRU Excelsior along with higher planned maintenance expense at our Bangladesh terminal. The sequential decrease was partially offset by earnings overperformance from our Brazil gas sales contracts. The sequential decrease in Net Income was also partially offset by a lower provision for income taxes.

Key Commercial Updates

Germany

In February 2023, the FSRU Excelsior commenced its charter hire with the Federal Republic of Germany, pursuant to a five-year charter agreement signed in October 2022. The Germany charter has been placed on a temporary suspension agreement while the FSRU Excelsior is deployed to provide seasonal regasification service at the Bahia Blanca GasPort terminal in Argentina. The FSRU Excelsior will return to the Germany charter in the third quarter of 2023.

Amended and Restated Credit Facility

In March 2023, Excelerate closed on an amended and restated $600 million senior secured credit facility, consisting of a $350 million revolving credit facility and a $250 million term loan. The facility extended our existing revolver and added a term loan. Proceeds from the term loan were used to purchase the FSRU Sequoia. The revolving credit facility has a four-year maturity that expires in March 2027.

FSRU Sequoia Purchase

In April 2023, Excelerate completed the purchase of the FSRU Sequoia from Anemoesa Marine Inc. (“Anemoesa”) for $265 million. Proceeds from our $250 million term loan and $15 million of cash on hand were used to purchase the Sequoia. Prior to the purchase, Excelerate leased the FSRU Sequoia on a five-year bareboat charter from Anemoesa, which began in June 2020.

Argentina

In May 2023, the FSRU Excelsior commenced seasonal regasification services at the Bahia Blanca GasPort terminal in Argentina. The Excelsior is expected to provide regasification services for the duration of the Argentine winter season.

Liquidity and capital resources

As of March 31, 2023, Excelerate had $530.4 million in cash and cash equivalents, $42.0 million of letters of credit issued and no outstanding borrowings under its $350 million revolving credit facility.

On May 9, 2023, Excelerate’s Board of Directors approved a quarterly dividend equal to $0.025 per share of Class A common stock, which will be paid on June 8, 2023, to shareholders of record as of the close of business on May 24, 2023.

2023 Financial Outlook

Excelerate is reaffirming its full year 2023 guidance range. The Company expects Adjusted EBITDA to range between $320 million and $340 million for the full year 2023. Maintenance capex for 2023 is expected to range between $15 million and $35 million.

Actual results may differ materially from the Company’s outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Investor Conference Call and Webcast

The Excelerate management team will host a conference call for investors and analysts at 8:30 a.m. Eastern Time (7:30 a.m. Central Time) on Thursday, May 11, 2023. Investors are invited to access a live webcast of the conference call via the Investor Relations page on the Company’s website at www.excelerateenergy.com. An archived replay of the call and a copy of the presentation will be on the website following the call.

ABOUT EXCELERATE ENERGY

Excelerate Energy, Inc. is a U.S.-based LNG company located in The Woodlands, Texas. Excelerate is changing the way the world accesses cleaner forms of energy by providing integrated services along the LNG value chain with an objective of delivering rapid-to-market and reliable LNG solutions to customers. The Company offers a full range of flexible regasification services from FSRUs to infrastructure development to LNG supply. Excelerate has offices in Abu Dhabi, Antwerp, Boston, Buenos Aires, Chattogram, Dhaka, Doha, Dubai, Helsinki, Manila, Rio de Janeiro, Singapore, and Washington, DC. For more information, please visit www.excelerateenergy.com.

USE OF NON-GAAP FINANCIAL MEASURES

The Company reports financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). Included in this press release are certain financial measures that are not calculated in accordance with GAAP. They are designed to supplement, and not substitute, Excelerate’s financial information presented in accordance with U.S. GAAP. The non-GAAP measures as defined by Excelerate may not be comparable to similar non-GAAP measures presented by other companies. The presentation of such measures, which may include adjustments to exclude non-recurring items, should not be construed as an inference that

Excelerate’s future results, cash flows or leverage will be unaffected by other nonrecurring items. Management believes that the following non-GAAP financial measures provide investors with additional useful information in evaluating the Company's performance and valuation. See the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure, including those measures presented as part of the Company’s 2023 Financial Outlook, in the section titled “Non-GAAP Reconciliation” below.

Adjusted Gross Margin

We use Adjusted Gross Margin, a non-GAAP financial measure, which we define as revenues less direct cost of sales and operating expenses, excluding depreciation and amortization, to measure our operational financial performance. Management believes Adjusted Gross Margin is useful because it provides insight on profitability and true operating performance excluding the implications of the historical cost basis of our assets. Our computation of Adjusted Gross Margin may not be comparable to other similarly titled measures of other companies, and you are cautioned not to place undue reliance on this information.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure included as a supplemental disclosure because we believe it is a useful indicator of our operating performance. We define Adjusted EBITDA as net income before interest expense, income taxes, depreciation and amortization, accretion, non-cash long-term incentive compensation expense and items such as charges and non-recurring expenses that management does not consider as part of assessing ongoing operating performance. In the first quarter of 2023, we revised the definition of Adjusted EBITDA to adjust for the impact of non-cash accretion expense, which results in a metric that is consistent with how management will review performance going forward. Management believes accretion expense does not directly reflect our ongoing operating performance.

Adjusted Net Income

The Company uses Adjusted Net Income, a non-GAAP financial measure, which it defines as net income plus the early extinguishment of lease liability related to the acquisition of the Excellence vessel, the non-cash write-off of deferred financing costs related to our prior credit agreement, and restructuring, transition and transaction expenses. Management believes Adjusted Net Income is useful because it provides insight on profitability excluding the impact of non-recurring charges related to our IPO.

The Company adjusts net income for the items listed above to arrive at Adjusted EBITDA and Adjusted Net Income because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA and Adjusted Net Income should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company's operating performance or liquidity. These measures have limitations as certain excluded items are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. The Company's presentation of Adjusted EBITDA and Adjusted Net Income should not be construed as an inference that its results will be unaffected by unusual or non-recurring items. The Company's computations of Adjusted EBITDA and Adjusted Net Income may not be comparable to other similarly titled measures of other companies. For the foregoing reasons, each of Adjusted EBITDA and Adjusted Net Income has significant limitations which affect its use as an indicator of its profitability and valuation, and you are cautioned not to place undue reliance on this information.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Excelerate Energy, Inc. (“Excelerate,” and together with its subsidiaries “we,” “us,” “our” or the “Company”) and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including, without limitation, statements regarding our future results of operations or financial condition, business strategy and plans, expansion plans and strategy, economic conditions, both generally and in particular in the regions in which we operate or plan to operate, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “consider,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “plan,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described under “Risk Factors” in Excelerate’s Annual Report on Form 10‐K for the year ended December 31, 2022, our other filings with the Securities and Exchange Commission (the “SEC”), and those identified in this press release, including, but not limited to, the following: customers’ contract termination rights or failure to perform their contractual obligations; risks and technical complexities inherent in operating the Company’s floating storage and regasification units (“FSRUs”) and other infrastructure assets; unforeseen delays, cancellations, expenses or other complications in developing the Company’s projects; regasification terminal or other facility failures; the Company’s need for substantial capital expenditures to maintain or replace FSRUs, terminals or other associated assets; reliance on third parties, including engineering, procurement and construction contractors; officer and crew shortages; the Company’s ability to maintain customer and supplier relationships and to source new suppliers; the Company’s ability to connect with third-party infrastructure; the Company’s ability to purchase or receive delivery of sufficient quantities of liquified natural gas (“LNG”) to satisfy contractual obligations and exposure to commodity price risk; changes in the demand for and price of LNG; the competitive market for LNG regasification services and fluctuations in hire rates for FSRUs; community and political group resistance to existing and new LNG and natural gas infrastructure due to concerns about the environment, safety and terrorism; access to financing sources on favorable terms; the Company’s debt level and finance lease liabilities that could limit its flexibility to obtain additional financing or refinance existing debt; catastrophic events, political tensions, conflicts and wars (such as the ongoing Russia-Ukraine war), health crises and pandemics; volatility of the global financial markets and uncertain economic conditions, including the impact of increased inflation and related governmental monetary policies; our ability to pay dividends on our Class A common stock; and the other risks, uncertainties and other factors identified in the Company’s filings with the SEC. All forward-looking statements are based on assumptions or judgments about future events that may or may not be correct or necessarily take place and that are by their nature subject to significant uncertainties and contingencies, many of which are outside the control of Excelerate. The occurrence of any such factors, events or circumstances would significantly alter the results set forth in these statements.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, such as the Russia-Ukraine war, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. The volatility of the global financial markets and uncertain economic conditions, such as energy costs, geopolitical issues and supply chain disruptions, may give rise to risks that are currently unknown or amplify the risks associated with many of the foregoing events or factors. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

CONTACTS

Investors

Craig Hicks

Excelerate Energy

Craig.Hicks@excelerateenergy.com

Media

Stephen Pettibone / Frances Jeter

FGS Global

Excelerate@fgsglobal.com

or

media@excelerateenergy.com

Excelerate Energy, Inc.

Consolidated Statements of Income

	For the three months ended
	March 31,	December 31,	March 31,
	2023	2022	2022
	(In thousands, except share and per share amounts)
Revenues
FSRU and terminal services	$118,577	$122,147	$97,592
Gas sales	92,479	332,963	494,081
Total revenues	211,056	455,110	591,673
Operating expenses
Cost of revenue and vessel operating expenses	58,792	50,201	50,063
Direct cost of gas sales	55,185	300,086	463,352
Depreciation and amortization	25,193	24,626	23,743
Selling, general and administrative expenses	22,317	21,623	12,634
Restructuring, transition and transaction expenses	—	220	2,753
Total operating expenses	161,487	396,756	552,545
Operating income	49,569	58,354	39,128
Other income (expense)
Interest expense	(11,955)	(9,619)	(7,054)
Interest expense – related party	(3,592)	(3,711)	(12,173)
Earnings from equity method investment	416	563	778
Other income (expense), net	3,904	4,857	(4,116)
Income before income taxes	38,342	50,444	16,563
Provision for income taxes	(7,603)	(16,574)	(3,719)
Net income	30,739	33,870	12,844
Less net income (loss) attributable to non-controlling interest	23,895	28,195	(816)
Less net loss attributable to non-controlling interest – ENE Onshore	—	(851)	(237)
Less pre-IPO net income attributable to EELP	—	—	13,897
Net income attributable to shareholders	$6,844	$6,526	$—

Net income per common share – basic	$0.26	$0.25	$—
Net income per common share – diluted	$0.26	$0.25	$—
Weighted average shares outstanding – basic	26,254,167	26,254,167	—
Weighted average shares outstanding – diluted	26,269,862	26,267,768	—

Excelerate Energy, Inc.

Consolidated Balance Sheets

	March 31, 2023	December 31, 2022
	(Unaudited)
ASSETS	(In thousands)
Current assets
Cash and cash equivalents	$530,425	$516,659
Current portion of restricted cash	3,557	2,614
Accounts receivable, net	57,761	82,289
Inventories	132,179	173,603
Current portion of net investments in sales-type leases	13,544	13,344
Other current assets	24,397	35,026
Total current assets	761,863	823,535
Restricted cash	19,076	18,698
Property and equipment, net	1,706,245	1,455,683
Operating lease right-of-use assets	12,498	78,611
Net investments in sales-type leases	395,998	399,564
Investment in equity method investee	24,201	24,522
Deferred tax assets, net	39,185	39,867
Other assets	41,567	26,342
Total assets	$3,000,633	$2,866,822
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$10,674	$96,824
Accrued liabilities and other liabilities	54,658	66,888
Current portion of deferred revenue	162,164	144,807
Current portion of long-term debt	21,057	20,913
Current portion of long-term debt – related party	7,864	7,661
Current portion of operating lease liabilities	7,838	33,612
Current portion of finance lease liabilities	46,183	20,804
Total current liabilities	310,438	391,509
Long-term debt, net	188,671	193,396
Long-term debt, net – related party	178,579	180,772
Operating lease liabilities	5,723	48,373
Finance lease liabilities	445,956	210,354
TRA liability	72,951	72,951
Asset retirement obligations	40,259	39,823
Long-term deferred revenue	33,905	32,947
Total liabilities	$1,276,482	$1,170,125
Commitments and contingencies
Class A Common Stock ($0.001 par value, 300,000,000 shares authorized and 26,254,167 shares issued and outstanding as of March 31, 2023 and December 31, 2022)	$26	$26
Class B Common Stock ($0.001 par value, 150,000,000 shares authorized and 82,021,389 shares issued and outstanding as of March 31, 2023 and December 31, 2022)	82	82
Additional paid-in capital	464,807	464,721
Retained earnings	18,190	12,009
Accumulated other comprehensive income	208	515
Non-controlling interest	1,240,838	1,219,344
Total equity	$1,724,151	$1,696,697
Total liabilities and equity	$3,000,633	$2,866,822

Excelerate Energy, Inc.

Consolidated Statements of Cash Flows

	For the three months ended
	March 31, 2023	March 31, 2022
Cash flows from operating activities	(In thousands)
Net income	$30,739	$12,844
Adjustments to reconcile net income to net cash from operating activities
Depreciation and amortization	25,193	23,743
Amortization of operating lease right-of-use assets	7,428	7,663
ARO accretion expense	436	367
Amortization of debt issuance costs	3,345	277
Deferred income taxes	682	176
Share of net earnings in equity method investee	(416)	(778)
Distributions from equity method investee	—	2,700
Long-term incentive compensation expense	357	—
(Gain)/loss on non-cash items	1,326	—
Changes in operating assets and liabilities:
Accounts receivable	24,528	144,056
Inventories	40,422	52,813
Other current assets and other assets	(3,666)	(11,924)
Accounts payable and accrued liabilities	(97,969)	(264,001)
Derivative liabilities	—	554
Current portion of deferred revenue	17,357	(1,106)
Net investments in sales-type leases	3,366	2,815
Operating lease assets and liabilities	(7,289)	(5,041)
Other long-term liabilities	958	3,489
Net cash provided by (used in) operating activities	$46,797	$(31,353)
Cash flows from investing activities
Purchases of property and equipment	(14,929)	(11,029)
Net cash used in investing activities	$(14,929)	$(11,029)
Cash flows from financing activities
Proceeds from long-term debt – related party	—	566,300
Repayments of long-term debt – related party	(1,990)	(506,844)
Repayments of long-term debt	(4,829)	(4,025)
Payment of debt issuance costs	(4,582)	—
Collections of related party note receivables	—	6,600
Principal payments under finance lease liabilities	(5,297)	(5,345)
Principal payments under finance lease liabilities – related party	—	(2,912)
Contributions	337	—
Net cash provided by (used in) financing activities	$(16,361)	$53,774

Effect of exchange rate on cash, cash equivalents, and restricted cash	(420)	—

Net increase in cash, cash equivalents and restricted cash	15,087	11,392

Cash, cash equivalents and restricted cash
Beginning of period	$537,971	$90,964
End of period	$553,058	$102,356

Excelerate Energy, Inc.

Non-GAAP Reconciliation

The following table presents a reconciliation of adjusted gross margin to the GAAP financial measures of gross margin for each of the period indicated.

	For the three months ended
	March 31, 2023	December 31, 2022	March 31, 2022
	(In thousands)
FSRU and terminal services revenues	$118,577	$122,147	$97,592
Gas sales revenues	92,479	332,963	494,081
Cost of revenue and vessel operating expenses	(58,792)	(50,201)	(50,063)
Direct cost of gas sales	(55,185)	(300,086)	(463,352)
Depreciation and amortization expense	(25,193)	(24,626)	(23,743)
Gross Margin	$71,886	$80,197	$54,515
Depreciation and amortization expense	25,193	24,626	23,743
Adjusted Gross Margin	$97,079	$104,823	$78,258

The following table presents a reconciliation of Adjusted EBITDA to the GAAP financial measures of net income for each of the period indicated.

	For the three months ended
	March 31, 2023	December 31, 2022	March 31, 2022
	(In thousands)
Net income	$30,739	$33,870	$12,844
Interest expense	15,547	13,330	19,227
Provision for income taxes	7,603	16,574	3,719
Depreciation and amortization expense	25,193	24,626	23,743
Accretion expense	436	380	367
Long-term incentive compensation expense	357	358	—
Restructuring, transition and transaction expenses	—	220	2,753
Adjusted EBITDA	$79,875	$89,358	$62,653

The following table presents a reconciliation of Adjusted Net Income to the GAAP financial measures of net income for each of the period indicated.

	For the three months ended
	March 31, 2023	December 31, 2022	March 31, 2022
	(In thousands)
Net income	$30,739	$33,870	$12,844
Add back (deduct):
Restructuring, transition and transaction expenses	—	220	2,753
Non-cash debt issuance costs	1,990	—	—
Adjusted net income	$32,729	$34,090	$15,597

	2023E	2023E
(In millions)	Low Case	High Case
Income before income taxes	$136	$167
Interest expense	69	64
Depreciation and amortization expense	109	104
Restructuring, transition and transaction expenses	1	—
Long-term incentive compensation expense	3	4
Accretion expense	2	1
Adjusted EBITDA	320	340

Note: We have not reconciled the Adjusted EBITDA outlook to net income, the most comparable measure, because it is not possible to estimate, without unreasonable effort, our income taxes with the level of required precision. Accordingly, we have reconciled these non-GAAP measures to our estimated income before taxes.